                                                            EXHIBIT 5.1

                     [PORTER & HEDGES, L.L.P. LETTERHEAD]



                                March 23, 1998


Applied Voice Recognition, Inc.
4615 Post Oak Place, Suite 111
Houston, Texas 77027

Ladies and Gentlemen:

     We have acted as counsel to Applied Voice Recognition, Inc., a Utah corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 4,810,625 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders (the "Selling Security Holders") of the Company.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that (i) the 1,687,500 shares of Common Stock to be issued by the Company upon the conversion of 312,500 of the Company's Series A Preferred Stock and offered pursuant to the Registration Statement will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, (ii) the shares of Common Stock to be issued by the Company upon the conversion of 3,000 of the Company's Series B Preferred Stock and offered pursuant to the Registration Statement will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, (iii) the 503,750 shares of Common Stock to be issued by the Company upon the exercise of certain options and warrants and offered pursuant to the Registration Statement will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, and (iv) the 119,375 shares of Common Stock which may be resold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                Very truly yours,



                                PORTER & HEDGES, L.L.P.